EXHIBIT 4e
                       CONTINUING GUARANTY


         THIS CONTINUING GUARANTY (the "Guaranty") is made by Tandy Corporation, a Delaware corporation (the "Guarantor"), in favor of the holders from time to time of commercial paper, medium term notes and other indebtedness issued by Tandy Credit Corporation, a Delaware corporation ("TCC"), that (a) is or may be publicly traded and (b) is rated by at least one nationally recognized rating agency (all such commercial paper, notes and other indebtedness of TCC meeting both such criteria being collectively, the "Public Rated Debt").

         WHEREAS, the Guarantor is the owner and the holder of all of the issued and outstanding capital stock of TCC; and

         WHEREAS, the Guarantor has determined that it will receive substantial benefit if the publicly traded debt of TCC is Publicly Rated Debt;

         NOW, THEREFORE, in consideration of the premises, the Guarantor agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations and covenants of TCC now or hereafter existing under any Publicly Rated Debt issued by TCC for principal, interest (including, without limitation, interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to TCC under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. 101 et seq.), or otherwise, and all reasonable costs and expenses, if any, incurred by the holders of Publicly Rated Debt (the "Debtholders") in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses incurred by each Debtholder in enforcing this Guaranty. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from TCC or any other action, occurrence or circumstance whatsoever.

         SECTION 2. Continuing Guaranty. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Guaranty, and any note or other instrument or document ("Debt Documents") evidencing any Publicly Rated Debt. The Guarantor agrees that the Guaranteed Obligations and Debt Documents may be extended or renewed, and Publicly Rated Debt repaid and reborrowed in whole or in part, without notice to or assent by the Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Debt Documents, or any repayment and reborrowing of Publicly Rated Debt. The obligations of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed
    Obligations;

         (b) any extension, renewal, amendment, modification, rescissions, waiver or release in respect of any Debt
    Documents;

         (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of the Guarantor or other person liable on any Guaranteed
    Obligations;

         (d) any change in the corporate existence, structure or ownership of TCC, the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting TCC, the Guarantor, any other guarantor or any of their respective assets;

         (e) the existence of any claim, defense, set-off or other rights or remedies which the Guarantor at any time may have against TCC, or TCC or the Guarantor may have at any time against any Debtholder, any other guarantor or any other person, whether in connection with this Guaranty, the Debt Documents or any other transaction;

         (f) any invalidity or unenforceability for any reason of the Debt Documents, or any provision of law purporting to prohibit the payment or performance by TCC, the Guarantor or any other guarantor of the Guaranteed Obligations or Debt Documents, or of any other obligations to any Debtholder,; or

         (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

         SECTION 3. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, any Debtholder is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds, or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Debtholder or any of their respective properties, or (ii) any settlement or compromise of any such claim effected by such Debtholder with any such claimant (including TCC), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Debt Document evidencing any Guaranteed Obligations or otherwise; and the Guarantor shall be liable to pay such Debtholder, and hereby does indemnify the Debtholders and holds them harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by any Debtholder in the defense of any claim made against it that any payment or proceeds received by such Debtholder in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of TCC by virtue of any payment, court order or any federal or state law.

         SECTION 4. Waiver of Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application by the Debtholders of any security or of any credits or claims, the Guarantor will not assert or exercise any rights of any Debtholder or of the Guarantor against TCC to recover the amount of any payment made by the Guarantor to such Debtholder by way of subrogation, reimbursement, contribution, indemnity, or otherwise arising by contract or operation of law, and the Guarantor shall not have any right of recourse to or any claim against assets or property of TCC, whether or not the obligations of TCC have been satisfied, all of such rights being herein expressly waived by the Guarantor. The Guarantor agrees not to seek contribution from any other person until all of the Guaranteed Obligations shall have been paid in full. If any amount shall nevertheless by paid to the Guarantor by TCC prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Debtholders and shall forthwith be paid to the Debtholder or its representative to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of TCC by virtue of any payment, court order or any law.

         SECTION 5. Subordination. The Guarantor hereby subordinates all indebtedness owing to it from TCC to all indebtedness of TCC to the Debtholders, and agrees that upon the occurrence and continuance of a default or an event of default under any Debt Document, it shall not accept any payment on the same until payment in full of the Guaranteed Obligations of TCC under any Debt Documents, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to the Guarantor by TCC prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Debtholders and shall forthwith be paid to the Debtholders or their representatives to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

         SECTION 6. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, protest, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment and any requirement that the Debtholders institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Debtholders protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against TCC or any other person or any collateral (it being the intention of the Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Debtholders, in order to enforce any payment by the Guarantor hereunder, to institute suit or exhaust it rights and remedies against TCC or any other person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Guarantor hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of any state. The Guarantor hereby waived marshaling of assets and liabilities, notice by any Debtholder or any indebtedness or liability to which such Debtholder applies or may apply any amounts received by such Debtholder, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Guaranteed Obligations. The Guaranty expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         SECTION 7. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of the Guaranteed Obligations of TCC and all other amounts payable under this Guaranty.

         SECTION 8. Independent Obligations. The obligations hereunder are independent of the obligations of TCC, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against TCC or whether TCC is joined in any such action or actions.

         SECTION 9. Renewals, Security, Etc. The Guarantor authorized the Debtholders or any of them, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time, either before or after revocation hereof, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Publicly Rated Debt or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Publicly Rated Debt guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as each Debtholders in its discretion may determine; and (d) release or substitute any one or more of the endorsers or guarantors.

         SECTION 10. Information. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from TCC such information concerning TCC's financial condition or business operations as the Guarantor may require, and that the Debtholders have no duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of TCC.

         SECTION 11. Powers. It is not necessary for the Debtholders or any of them to inquire into the powers of TCC or of the officers, directors, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         SECTION 12. Authority; Binding Obligation. The Guarantor has all requisite power and authority to deliver and perform its obligations under this Guaranty and all corporate action on the Guarantor's part requisite for the due execution, delivery and performance of this Guaranty has been duly and effectively taken. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

         SECTION 13. Notices. All notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall be in writing (including telecopy or telegraphic Communications) and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment addressed as provided in any Debt Document.

    All communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch or certified or registered mail if mailed, in each case delivered, sent or mailed (property addressed) to such party as provided in the
    Section 13 or in accordance with the latest unrevoked direction from such party given in accordance with this
    Section 13.

         SECTION 14. Governing Law. This Guaranty shall be deemed to be executed by the Guarantor under the laws of the State of Texas and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said state (without regard to principles of conflicts of law) and of the United States of America.

         SECTION 15. Waivers; Revocability. (a) No failure or delay of any Debtholder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Debtholders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) So long as TCC has no Publicly Rated Debt outstanding, this Guaranty may be terminated by the Guarantor, and/or TCC may be dissolved or merged into the Guarantor, upon thirty (30) day written notice to the nationally recognized rating agencies which at such time have a current rating for such Publicly Rated Debt.

         SECTION 16. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from the Guarantor of interest in excess of the maximum rate or amount that the Guarantor may be required or permitted to pay pursuant to any applicable law nor prevent the Guarantor from successfully asserting the claim or defense of usury.

         SECTION 17. Severability. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 18. Binding Effect. This Guaranty shall become effective on the date it is executed by the Guarantor, and thereafter shall inure to the benefit of each Debtholder and their respective successors and assigns.

         SECTION 19. Captions. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Guaranty.

         SECTION 20. Further Assurances. The Guarantor hereby agrees to execute and deliver all such instruments and take all such action as any Debtholder may from time to time reasonably request in order to fully effectuate the purpose of this Guaranty.

         Executed as of June 18, 1991.

                              Guarantor:

                              TANDY CORPORATION



                              By: /s/ R. L. Ramsey
                              Name: Richard L. Ramsey
                              Title:Vice President and Controller
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